                                                                 EXHIBIT 3.15

                            CERTIFICATE OF FORMATION

                                       OF

                           ONES EQUATORIAL GUINEA LLC

      1. Name. The name of the limited liability company formed hereby is ONES
Equatorial Guinea LLC (the "Company")

      2. Registered Office. The address of the registered office of the
Partnership in the State of Delaware is 1209 Orange Street, in the City of
Wilmington, County of New Castle. The name of the registered agent at such address is The Corporation Trust Company.

      3. Limitation of Liability, Exculpation; Indemnification and Amendment or
Repeal

      (a) Limitation of Liability. The debts, obligations and liabilities of the
Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member, Manager or officer of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member,
Manager or officer of the Company.

      (b) Exculpation. To the fullest extent now or hereafter permitted by law,
Managers and officers of the Company shall have no personal liability to the
Company or its Members for monetary damages for breach of fiduciary duty as
Manager or officer of the Company, as applicable.

      (c) Indemnification. The Company shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who has or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Company), by reason of his or her acting as a Manager or officer of the
Company and may so indemnify a person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, by or in the right of the Company), by reason of the fact that he or she is or was an employee or agent of the Company or is or was serving at the request of the Company in any other capacity for or on behalf of the Company) against expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by such person in connection therewith. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise. The right to Indemnification conferred by this Section 3(c) shall be deemed to be a contract between the
Company and each person referred to herein.

      (d) Amendment or Repeal. No amendment to or repeal of the provisions of this Section 3 shall apply to or have any effect on the rights of any person with respect to any acts or omissions of such person occurring prior to such amendments.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Formation as of August 5, 2002.

                                 /s/ Michael P. Murphy
                                 --------------------------------
                                 Michael P. Murphy
                                 Authorized Person

                            CERTIFICATE OF AMENDMENT

                                       OF

                           ONES EQUATORIAL GUINEA LLC

      1.    The name of the limited liability company is ONES EQUATORIAL GUINEA
LLC.

      2.    The Certificate of Formation of the limited liability company is hereby amended as follows:

            "1. The name of the limited liability company (the "LLC") is Nalco
             Energy Services Equatorial Guinea LLC."

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Amendment of Ones Equatorial Guinea LLC this 2nd day of December, 2003.

                                 /s/ David J. Blair
                                 --------------------------------
                                 David J. Blair
                                 Manager